Exhibit 5.1

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
18 Mountain Laurel Drive
Littleton, Colorado 80127
phone: 303 466 4092 / fax: 303 466 4826

January 15, 2009

Board of Directors / General Steel Holdings Inc.

     Re:  Registration Statement on Form S-3

Gentlemen:

You have requested my opinion as to the legality of the issuance of up of $60,000,000 of the common stock by General Steel Holdings, Inc., (the "Corporation") from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"), of an indeterminate number of shares of common stock (the "Shares") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to be filed on or about January 15, 2009.  The number of shares shall not exceed a maximum amount of common stock equal to one-third (33.33%) of the aggregate market value of our outstanding, publicly held voting and non-voting common equity in any 12 month period.  The Shares may be sold at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

Pursuant to your request I have reviewed and examined:

     (1) The Articles of Incorporation of the Corporation as presently in effect;
     (2) The Bylaws of the Corporation as presently in effect ;
     (3) Certain resolutions of the Director of the Corporation;
     (4) The Registration Statement; and
     (5) Such other matters as I have deemed relevant to my opinion.

Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares offered by the Corporation, have been duly authorized, and upon sale by the Corporation shall be legally issued, fully paid and non-assessable pursuant to the Articles of Incorporation and By-Laws of the Corporation and the laws of the State of Nevada.

My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

Not withstanding the above, I consent to the use of this opinion in the Registration Statement and to the reference to me in the Legal Matters section of the Prospectus contained in the Registration Statement. In giving my consent, I do not admit that I come without the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ DENNIS BROVARONE
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Dennis Brovarone